                                                                    Exhibit 11.2


                         ROHR, INC., AND SUBSIDIARIES
       CALCULATION OF FULLY DILUTED NET INCOME PER SHARE OF COMMON STOCK
                     (in thousands except per share data)

                                                                            Year ended July 31,
                                                        ------------------------------------------------------------
                                                          1997         1996         1995        1994          1993
                                                        --------     ----------   ----------  ----------   ---------
                                                                     (Restated)   (Restated)  (Restated)   (Restated)

Net income (loss) from continuing
  operations before cumulative effect
  of accounting changes applicable to primary
  earnings per common share                             ($3,368)      $22,278      $20,211     $23,341      ($26,488)

Add back interest and issue expense on
   convertible debentures, net of tax
   adjustment                                               961         1,856        2,720       5,477         4,941
                                                        --------      -------      -------     -------     ---------
Adjusted income (loss) from continuing
  operations before cumulative effect
  of accounting changes applicable to
  common stock on a fully diluted basis                  (2,407)       24,134       22,931      28,818       (21,547)

Income (loss) from discontinued operations,
  net of taxes                                                                       3,879       2,259        (6,324)

Loss from extraordinary item, net of taxes               (2,654)                    (1,146)

Cumulative effect of accounting changes -
  net of taxes                                                                                              (223,950)
                                                        --------      -------      -------     -------     ---------
Net income (loss) applicable to fully
  diluted earnings per share                            ($5,061)      $24,134      $25,664     $31,077     ($251,821)
                                                        =======       =======      =======     =======     =========

Average number of shares outstanding on a
  fully diluted basis:
   Shares used in calculating primary
    earnings per share                                   25,467        20,814       18,213      18,062        17,909
   Unexercised options                                      259           280          375
   Shares on conversion of 7.00% debentures                                                      2,674         2,674
   Shares on conversion of 7.75% debentures               1,903         1,905        5,556       1,157
                                                        --------      -------      -------     -------     ---------
Average number of shares outstanding on a
  fully diluted basis                                    27,629        22,999       24,144      21,893        20,583
                                                        =======       =======      =======     =======     =========

Fully diluted net income (loss) per common
  share before extraordinary item and cumulative
  effect of accounting changes                           ($0.09)        $1.05        $0.95       $1.32        ($1.04)

Income (loss) from discontinued operations,
  net of taxes                                                                        0.16        0.10         (0.31)

Extraordinary item, net of taxes                          (0.09)                     (0.05)

Loss from cumulative effect of accounting
  changes - net of taxes                                                                                      (10.88)
                                                        -------       -------      -------     -------     ---------
Fully diluted net income (loss) per
  average common share                                   ($0.18)        $1.05        $1.06       $1.42       ($12.23)
                                                        =======       =======      =======     =======     =========

Note:

The fully diluted net income (loss) per average share for the twelve months ended July 31, 1996 and 1995, excludes the assumed conversion of those securities that results in improvement of earnings per share. The assumed conversion of the convertible debentures for prior years were antidilutive, hence primary earnings per share are presented for these periods in the Company's Consolidated Statement of Earnings.